As filed with the Securities and Exchange Commission on March 20, 2000
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                         84-1007839
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                  1185 Linda Vista Drive, San Marcos, CA 92069
               (Address of principal executive offices) (Zip Code)

                             ----------------------


                       1999 Omnibus Equity Incentive Plan
                        1999 Employee Stock Purchase Plan
                  Two Outstanding Non-Employee Director Option
                         Agreements outside of any plan
                            (Full title of the plan)

                             ----------------------


                                 Mark A. LeDoux
                      President and Chief Executive Officer
                    NATURAL ALTERNATIVES INTERNATIONAL, INC.
                  1185 Linda Vista Drive, San Marcos, CA 92069
                     (Name and address of agent for service)

                                 (760) 744-7340
          (Telephone number, including area code, of agent for service)

                             ----------------------


                                   Copies to:
                              David A. Fisher, Esq.
                          Timothy J. Fitzpatrick, Esq.
                               Fisher Thurber LLP
                        4225 Executive Square, Suite 1600
                               La Jolla, CA 92037
                                 (858) 535-9400


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
                                     CALCULATION OF REGISTRATION FEE
======================================================================================================
                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES TO      AMOUNT TO BE    OFFERING PRICE PER         AGGREGATE         AMOUNT OF
    BE REGISTERED           REGISTERED(1)          SHARE             OFFERING PRICE   REGISTRATION FEE
------------------------------------------------------------------------------------------------------
1999 Omnibus Equity
Incentive Plan
Common Stock                   500,000            $2.06(2)            $1,030,000        $271.92(2)

1999 Employee Stock
Purchase Plan
Common Stock                   150,000            $2.06(2)            $  309,000        $ 81.58(2)

Common Stock
issuable pursuant to
outstanding Non-
Employee Director
Option Agreements               20,000            $2.06(3)            $   41,200        $ 10.88(3)
                                                                                        -------
                                                                   Aggregate amount of  $364.38
                                                                  Registration Fee
======================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan and the outstanding Non-Employee Director Option Agreements outside of any plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the closing sale price per share of Common Stock of Natural Alternatives International, Inc. on March 13, 2000 as reported by the NASDAQ National Market System.

(3) Based upon the actual exercise price per share for the shares of Common Stock underlying the outstanding Non-Employee Director Option Agreements.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

        Natural Alternatives International, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        a. Our Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed with the Commission on September 28, 1999;


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        b. Our Quarterly Report on Forms 10-Q for the fiscal quarters ended
September 30, 1999 and December 31, 1999, filed with the Commission on November 15, 1999 and February 15, 2000, respectively;

        c. All other documents filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"), since the end of the 1998 fiscal year covered by the Annual Reports referred to in (a) above; and

        d. Our Registration Statement on Form 8-A, in which there is described the terms, rights and provisions applicable to our outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        The statutes, charter provisions, Bylaws, Indemnification Agreements, or other arrangements under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

        The Delaware Corporate Law (the "Code") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. The Code authorizes the Company to advance expenses incurred in defending any such proceedings under certain circumstances, and if the officer or director is successful on the merits, it authorizes the Company to indemnify the officer or director against all expenses, including attorney's fees, incurred in connection with any such proceeding. The Company's By-laws and Certificate of Incorporation provide that the Company shall have the power to indemnify its officers and directors in accordance with the Code.

        The Code permits the Company to limit the personal liability of its directors for monetary damages for breaches of fiduciary duty as a director, except for breaches that involve the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,


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
and acts involving unlawful dividends or stock redemptions or transactions from which the director derived an improper personal benefit.

        Under the Company's Certificate of Incorporation and By-Laws and in accordance with Section 145 of the Delaware law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, against expenses (including attorneys' fees, judgments, fines, amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and then, where the person is judged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought, determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses that the court shall deem proper.

        The Company's By-laws provide that the Company shall pay for the expenses incurred by the indemnified director or officer in defending the proceedings specified above, in advance of their final disposition, provided the person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. The Company may also, by action of its Board, provide indemnification to any person who is or was one of its employees or agents, or any person who is or was serving at the request of the Company as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise to the same degree as the foregoing indemnification of director and officers. The Company has entered into indemnity agreements with each of its current directors and executive officers, which provide for indemnification to the fullest extent permitted by Delaware law, including, by reason or action or inaction occurring in the past and in circumstances in which indemnification and the advancement of expenses are discretionary under Delaware law.

        The Company presently has in effect a claims-made policy of directors and officers liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.


Exhibit
  No.          Exhibit
-------        -------
4              Instruments Defining Rights of Shareholders. Reference is made to
               Registrant's Registration Statement on Form 8-A, which is
               incorporated herein by reference pursuant to Item 3(d).

5              Opinion and Consent of Fisher Thurber LLP.*


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

23.1           Consent of Independent Auditors - KPMG LLP.*

23.2           Consent of Fisher Thurber LLP is contained in Exhibit 5.*

24 Power of Attorney. Reference is made to page II-6 of this Registration Statement.*

99.1           1999 Omnibus Equity Incentive Plan.(1)

99.2           1999 Employee Stock Purchase Plan.(1)


*       Filed herewith.

(1) Filed as an exhibit to the Company's Proxy Statement as filed with the Securities and Exchange Commission on October 21, 1999 and incorporated by this reference.

Item 9. Undertakings.

        1. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Omnibus Equity Incentive Plan, 1999 Employee Stock Purchase Plan, and the common stock issued pursuant to outstanding Non-Employee Director Option Agreements.

        2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant


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
in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 20th day of March, 2000.

                         NATURAL ALTERNATIVES INTERNATIONAL, INC.


                         By: /s/ Mark A. LeDoux
                             -------------------------------
                             Mark A. LeDoux, Chief Executive Officer, Director


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
                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned officers and directors of Natural Alternatives International, Inc., a Delaware corporation, do hereby constitute and appoint Mark A. LeDoux and Peter C. Wulff, and each of them, the lawful attorneys and agents, with full power of substitution and resubstitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                          Title                               Date
----------                          -----                               ----
/s/ Mark A. Le Doux              Chief Executive Officer, Director      March 20, 2000
-------------------------------  (Principal Executive Officer)
Mark A. Le Doux

/s/ Peter C. Wulff               Chief Financial Officer                March 20, 2000
-------------------------------  (Principal Financial and
Peter C. Wulff                   Accounting Officer

/s/ Marie A. Le Doux             Chairman of the Board of Directors     March 20, 2000
-------------------------------
Marie A. Le Doux

/s/ Lee G. Weldon                Director                               March 20, 2000
-------------------------------
Lee G. Weldon

/s/ J. Scott Schmidt             Director                               March 20, 2000
-------------------------------
J. Scott Schmidt

/s/ Joseph E. Davis              Director                               March 20, 2000
-------------------------------
Joseph E. Davis


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